MTM Technologies Acquires Premier Southern California-Based
Access Solution Provider Axcent Solutions, Inc.

•	Accelerates Growth of Access Practice
•	Adds West Coast Citrix Authorized Learning Center
•	Brings Solid Client Base and Solutions-Focused Technical Capabilities

STAMFORD, CT - April 20, 2006 - MTM Technologies, Inc. (NASDAQ: MTMC), a leading provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced that it has acquired Axcent Solutions, Inc., based in Lake Forest, California. Terms of the deal were not disclosed.

The acquisition of Axcent expands and strengthens MTM Technologies’ Western operations, adding additional geographic coverage to the company’s existing Southern California offices in Bakersfield, Irvine and El Segundo. Axcent Solutions brings a strong background in access, infrastructure and availability solutions based on technologies from Citrix, Microsoft, Network Appliance, VMware and Cisco, plus it brings a strong presence in several key industries in Southern California. In addition, Axcent’s Citrix Gold Solution Advisor status and Citrix Authorized Learning Center further strengthens MTM Technologies as the leading Citrix Solution Advisor in North America.

Francis J. Alfano, MTM Technologies’ CEO, stated, “We are excited to welcome the Axcent Solutions team to MTM Technologies and look forward to their contribution in further growing and enhancing our Western Region presence. With Axcent’s impressive client base and strong, solutions-focused technical capabilities, this is an important step in our overall strategy of expanding our solution offerings across all our regions, and Axcent specifically accelerates the growth of our access solution delivery capabilities in the Southern California market.” Alfano added, “With annualized revenues of over $280 million, MTM Technologies currently serves the IT infrastructure needs of more than 4,000 clients. Our team continues its strong execution of our growth plan, as we continue to make progress against our long-term strategy of building the preeminent national IT solutions provider. Our unique business model, superior capabilities and wide geographic coverage enable us to deliver a strong value proposition to our customers, and we are confident that this will enable MTM Technologies to deliver on its ultimate goal.”

Chris Harvey, Axcent’s founder and CEO, will serve as one of the Western Region’s vice presidents and as its Citrix practice leader, and his team will join MTM Technologies in its Western Region operations. Harvey stated, “Since 2001, Axcent has taken an independent, vendor-neutral approach to ensure that its customers receive the most reliable, best-of-breed access solutions for their business needs. We believe that we are well-aligned with MTM Technologies in their approach to client solutions, and joining forces with a national leader like MTM Technologies provides great benefits to both our clients and associates.”

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Partnered with industry-leading technology providers such as Cisco, Citrix, Microsoft, HP, Sun Microsystems, EMC and Avaya, MTM Technologies’ practice areas include access infrastructure, IP telephony, enterprise storage, security and network and systems infrastructure. Service areas include managed services, consulting, professional IT staffing and implementation. For more information, visit www.mtm.com.

About Axcent Solutions, Inc.

Axcent Solutions is a Southern California-based provider of technology solutions in the small to medium enterprise marketplace. Core practice areas include Citrix access infrastructure, Microsoft infrastructure, server virtualization, storage and availability, networking and security/compliance from top industry partners such as Citrix, Microsoft, Network Appliance and VMware.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in MTM Technologies’ expectations or future events.

For More Information, Contact:   Michael El-Hillow
MTM Technologies, Inc.
Phone: (203) 975-3750
Fax: (203) 975-3701
Email:  investorrelations@mtm.com